UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2017

MACY’S, INC.

7 West Seventh Street, Cincinnati, Ohio 45202 (513) 579-7000

-and-

151 West 34th Street, New York, New York 10001 (212) 494-1602

Delaware	1-13536	13-3324058
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

□

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 21, 2017, the Board of Directors of Macy’s, Inc. (“Macy’s” or the “Company”) elected Harry (Hal) A. Lawton III President of Macy’s effective as of September 8, 2017. As President, Mr. Lawton will be responsible for all aspects of the Macy’s brand, including merchandising, marketing, stores, operations, technology, and consumer insights and analytics. Mr. Lawton, 43, most recently served as Senior Vice President, North America at eBay, Inc. since 2015. At eBay, Mr. Lawton’s responsibilities included all aspects of the Americas business unit, including marketing, merchandising, operations, business selling, consumer selling and advertising. Before joining eBay, Mr. Lawton held a number of leadership positions at Home Depot, Inc. from 2005 until 2015, including Senior Vice President of Merchandising and head of Home Depot’s online business.
In connection with his appointment as President, the Compensation and Management Development (CMD) Committee and the Macy’s Board of Directors approved the following compensation arrangements for Mr. Lawton:

•
Annual base salary of $1,000,000; annual target incentive opportunity of 125% of base salary under the Senior Executive Incentive Compensation Plan; and a fiscal year 2018 target annual equity grant with a grant date fair value of $4,000,000 under the Amended and Restated 2009 Omnibus Incentive Compensation Plan (the “Plan”), in a combination of performance-based restricted stock units and stock options, weighted 60% and 40%, respectively, based on grant date fair value. Grants under the Plan are awarded when the CMD Committee approves annual equity grants, typically at its March meeting. The performance-based restricted stock units will vest at the end of a three-year period based on performance against pre-determined goals and the stock options will vest 25% on each of the first four anniversaries of the grant date.

•
Sign-on bonus of $5,500,000 in consideration of various items he may be required to repay or forfeit upon departure from his current employer. Sign-on bonus is payable $2,000,000 within 30 days of hire date and $3,500,000 on March 31, 2018. Under a repayment agreement, if Mr. Lawton voluntarily terminates employment with Macy’s within the first 12 months of hire date he must repay 100% of the sign-on bonus, and if he voluntarily terminates within months 13 to 24 he must repay 50% of the sign-on bonus.

•
Sign-on equity grants under the Plan of stock options, time-based restricted stock units and performance-based restricted stock units with grant date values of $4,000,000, $3,500,000 and $3,000,000, respectively. These awards will be granted, as soon as administratively feasible, effective as of the hire date and are intended to replace awards forfeited upon departure from Mr. Lawton’s current employer. The performance-based restricted stock units will vest at the end of a three-year period based on performance against pre-determined goals and the time-based restricted stock units and stock options will vest in one-third increments on each of the first three anniversaries of the grant date.

•	Participation in the Company’s Executive Severance Plan, Change in Control Plan and relocation program.

•
Mr. Lawton will be subject to the Company’s stock ownership guidelines which require that he hold equity equal to 3 times base salary. He will be expected to meet this requirement by the first Monday in March following the five-year anniversary of the date he first becomes eligible to receive a payout of performance-based restricted stock units.

MACY’S, INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACY’S, INC.

Dated: August 21, 2017	By: /s/ Elisa D. Garcia
Name: Elisa D. Garcia
Title: Chief Legal Officer and Secretary